  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996
                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            MONTEREY RESOURCES, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                76-0511993
      (STATE OR OTHER JURISDICTION OF                  (I.R.S.  EMPLOYER
       INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                             5201 TRUXTUN AVENUE
                                 SUITE  100
                        BAKERSFIELD, CALIFORNIA 93309
        (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

          1996 INCENTIVE STOCK COMPENSATION PLAN FOR KEY EMPLOYEES
      1996 INCENTIVE STOCK COMPENSATION PLAN FOR NONEXECUTIVE EMPLOYEES
                           SAVINGS INVESTMENT PLAN
                          (FULL TITLE OF THE PLAN)

                              R. GRAHAM WHALING
                             5201 TRUXTUN AVENUE
                                  SUITE 100
                        BAKERSFIELD, CALIFORNIA 93309
                               (805) 322-3992
                   (NAME, ADDRESS, INCLUDING ZIP CODE, AND
        TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

                                    copy to:
                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                                 --------------

                        CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
                                                Amount to         Offering Price           Aggregate             Amount of
    Title of Securities to be Registered     be Registered(1)       Per Share(2)        Offering Price(2)     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.01 per share    3,500,000 Shares         $16.00              $56,000,000             $16,969
=============================================================================================================================

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

2. Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Company's Common Stock reported on the New York Stock Exchange on November 20, 1996.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Monterey Resources, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's prospectus filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996 pursuant to 424(b) under the Securities Act of 1933, as amended (the "Act") contained in the Company's Registration Statement on Form S-1 (No. 333-12201).

                 (b) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (No. 1-12311 ) filed with the Commission on October 22, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defenses of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the Company's Certificate of Incorporation states that:

         ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article ELEVENTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article ELEVENTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

         The Company has entered or will enter into indemnification agreements with each of its directors and executive officers.

         The form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (No. 333-12201), provides for indemnification of the Registrant and certain controlling persons under certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

         Exhibit
         Number  Description
         ------- -----------
         4.1+ Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form S-1 (No. 333-12201)).

         4.2+ Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 (No. 333-12201)).

         5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

         23.1    Consent of Price Waterhouse LLP

         23.2    Consent of Ryder Scott Company Petroleum Engineers

         23.3 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

         99.1+ Monterey Resources, Inc. 1996 Incentive Stock Compensation Plan for Key Employees (incorporated by reference to Exhibit
                 10.7 to the Company's Form S-1 (No. 333-12201)).

         99.2+ Monterey Resources, Inc. 1996 Incentive Stock Compensation Plan for Nonexecutive Employees (incorporated by reference to Exhibit 10.8 to the Company's Form S-1 (No. 333-12201)).

         99.3+   Monterey Resources, Inc. Savings Investment Plan
                 (incorporated by reference to Exhibit 10.10 to the Company's Form S-1 (No. 333-12201)).

_____________________________
+ Incorporated herein by reference

                 In addition, the registrant hereby undertakes to submit the Monterey Resources, Inc. Savings Investment Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make any and all changes as may be required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i)     To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 22, 1996.


                                             MONTEREY RESOURCES, INC.

                                             By:     /s/ R. GRAHAM WHALING
                                                -------------------------------
                                                       R. Graham Whaling
                                                    Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, THAT EACH INDIVIDUAL WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS R. GRAHAM WHALING AND TERRY L. ANDERSON , AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED BY THE REGISTRANT PURSUANT TO RULE 462(b) OF THE SECURITIES ACT OF 1933, WHICH RELATES TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                   TITLE                                DATE
               ---------                                   -----                                ----

        /s/ R. GRAHAM WHALING          Chairman of the Board, Chief Executive         November 22, 1996
 --------------------------------      Officer and Director (Principal Executive
           R. Graham Whaling           and Financial Officer)

      /s/ SCOTT D. HEFLIN              Controller                                     November 22, 1996
 ------------------------------------
           Scott D. Heflin

          /s/ JAMES L. PAYNE           Director                                       November 22, 1996
 ------------------------------------
            James L. Payne

            /s/ HUGH L BOYT            Director                                       November 22, 1996
 ------------------------------------
              Hugh L. Boyt

           /s/ CRAIG A HUFF            Director                                       November 22, 1996
 ------------------------------------
             Craig A. Huff

        /s/ MICHAEL A MORPHY           Director                                       November 22, 1996
 ------------------------------------
           Michael A. Morphy

          /s/ ROBERT F. VAGT           Director                                       November 22, 1996
 ------------------------------------
            Robert F. Vagt

    /s/ ROBERT J. WASIELEWSKI          Director                                       November 22, 1996
 ------------------------------------
         Robert J. Wasielewski


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Compensation and Benefits Committee (which administers the subject plans) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 22, 1996.


                                 Monterey Resources, Inc. Compensation and
                                    Benefits Committee



                                 By:   /s/  MICHAEL A. MORPHY
                                    ----------------------------------------
                                 Name:  Michael A. Morphy
                                        Chairman, Compensation and
                                        Benefits Committee

                                 EXHIBIT INDEX

         Exhibit
         Number
         -------
         4.1+ Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form S-1 (No. 333-12201)).

         4.2+ Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 (No. 333-12201)).

         5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

         23.1      Consent of Price Waterhouse LLP

         23.2      Consent of Ryder Scott Company Petroleum Engineers

         23.3 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

         99.1+ Monterey Resources, Inc. 1996 Incentive Stock Compensation Plan for Key Employees (incorporated by reference to Exhibit
                   10.7 to the Company's Form S-1 (No. 333-12201)).

         99.2+ Monterey Resources, Inc. 1996 Incentive Stock Compensation Plan for Nonexecutive Employees (incorporated by reference to Exhibit 10.8 to the Company's Form S-1 (No. 333-12201)).

         99.3+ Monterey Resources, Inc. Savings Investment Plan (incorporated by reference to Exhibit 10.10 to the Company's Form S-1 (No. 333-12201)).

_____________________________
+ Incorporated herein by reference